UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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PACIRA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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PACIRA PHARMACEUTICALS, INC.
5 Sylvan Way, Suite 300
Parsippany, New Jersey 07054

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2017

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Pacira Pharmaceuticals, Inc., which will be held on Tuesday, June 13, 2017, at 2:00 p.m. Eastern Daylight Time, at 5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054. Only stockholders who owned common stock at the close of business on April 18, 2017 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will be asked to:

  1.
  Elect three Class III directors to our board of directors to serve until the 2020 Annual Meeting of Stockholders (Proposal 1);

  2.
  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);

  3.
  Approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and

  4.
  Transact any other business properly brought before the Annual Meeting.

You can find more information, including the nominees for directors and details regarding executive compensation and our independent registered public accounting firm, in the attached proxy statement.

The board of directors recommends that you vote in favor of each of the above proposals, each as outlined in the attached proxy statement.

We cordially invite all stockholders to attend the Annual Meeting in person. Stockholders of record at the close of business on April 18, 2017, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Whether or not you expect to attend the Annual Meeting in person, please execute your vote promptly by following the instructions described under "How do I vote?" on page 2 of the proxy statement. If you execute your vote prior to the Annual Meeting and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By order of the Board of Directors,
/s/ KRISTEN WILLIAMS Kristen Williams Chief Administrative Officer, General Counsel and Secretary
Parsippany, New Jersey April 21, 2017

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE YOUR VOTE PROMPTLY BY FOLLOWING THE INSTRUCTIONS DESCRIBED UNDER "HOW DO I VOTE?" ON PAGE 2 OF THE PROXY STATEMENT. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY VOTED.

2017 PROXY STATEMENT — SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

Meeting: 2017 Annual Meeting of Stockholders

Date: Tuesday, June 13, 2017

Time: 2:00 p.m., Eastern Daylight Time

Location:  Pacira Headquarters

                    5 Sylvan Way, Suite 300

                    Parsippany, New Jersey 07054

Record Date: April 18, 2017

Record Date Shares Outstanding: 40,088,883 shares

Stock Symbol: PCRX

Exchange: NASDAQ Global Select Market

Registrar & Transfer Agent: Computershare Trust Company, N.A.

Website:www.pacira.com

EXECUTIVE COMPENSATION HIGHLIGHTS

Say-on-Pay Vote: We hold an annual say-on-pay vote. Approximately 99% of the votes cast at the 2016 Annual Meeting of Stockholders approved, on an advisory basis, the compensation of our named executive officers.

2016 Compensation Highlights:

•

Lower annual incentive compensation in 2016, with annual incentive bonuses set at 80% of target amounts.

•

Return of equity grants in 2016 after limited equity grants to executive officers in 2015.

•

Total cash compensation of our executive officers targets the 50th percentile of our peer group and equity award values at the 50th to 75th percentile of our peer group.

ANNUAL MEETING AGENDA (Board Recommendation)

•

Election of Three Class III Directors ("FOR")

•

Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm ("FOR")

•

Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers ("FOR")

•

Transact Other Business That May Properly Come Before the Meeting

CORPORATE GOVERNANCE HIGHLIGHTS

•

Independent Compensation Committee. The compensation committee, comprised solely of independent directors, approves all compensation for our named executive officers.

•

Independent Compensation Consultant. The compensation committee retains an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

•

Annual Say-on-Pay Vote. We hold annual advisory say-on-pay votes to approve executive compensation.

2016 BUSINESS HIGHLIGHTS

•

Total revenue increase of $27.4 million, or 11% in 2016, as compared to 2015, driven by EXPAREL® sales of $265.8 million.

•

Launched EXPAREL to the oral and maxillofacial market by introducing a 133mg dose in a 10mL vial for use in patients undergoing wisdom teeth extractions.

•

Successfully launched and executed a clinician and patient-directed public relations campaign addressing the opioid epidemic and EXPAREL as an alternative.

•

Enrolled the first patients in EXPAREL Phase 3 trials for upper and lower extremity nerve blocks.

•

In January 2017, we announced a collaboration with DePuy Synthes, part of the Johnson & Johnson family of Companies, to support promotion, education and training of EXPAREL in orthopedics.

•

In March 2017, we announced positive topline results of the Phase 4 total knee arthroplasty (TKA) trial.

•

No Excise Tax Gross-ups. We do not provide our management with "excise tax gross-ups" in the event of a change of control.

•

Reasonable "Double Trigger" Change of Control Benefits. We offer named executive officers a reasonable change of control severance package triggered upon a change of control followed by termination of the executive without cause or resignation for good reason.

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No Enhanced Benefit Programs. We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees.

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Limited Perquisites. Our management receives minimal perquisites.

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No Hedging or Pledging. We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock.

•

No Option Repricings. We are not permitted to reprice stock options without stockholder approval.

•

No Evergreen Provisions. Our equity compensation plans do not contain any "evergreen" provisions to increase shares available for issuance as equity awards.

PROXY STATEMENT

Page
Information About the Annual Meeting and Voting	1
Proposal No. 1 — Election of Class III Directors	5
Executive Officers	11
Corporate Governance	14
Director Nomination Process	14
Majority Vote Director Resignation Policy	14
Director Independence	15
Board Committees	15
Board and Committee Meetings Attendance	18
Director Attendance at Annual Meeting of Stockholders	18
Code of Business Conduct and Ethics	18
Board Leadership Structure and Board's Role in Risk Oversight	18
No Hedging or Pledging	19
Communication with the Board	20
Director Compensation	21
Non-Employee Director Compensation Policy	21
Director Compensation	22
Proposal No. 2 — Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm For the Fiscal Year Ending December 31, 2017	23
Report of the Audit Committee	25
Executive Compensation	26
Compensation Discussion and Analysis	26
Compensation Committee Report	37
Summary Compensation Table	37
Grants of Plan-Based Awards	38
Outstanding Equity Awards at Fiscal Year-End	39
Option Exercises and Stock Vested	40
Employment Agreements, Severance and Change of Control Arrangements	41
Proposal No. 3 — Advisory Vote to Approve the Compensation of our Named Executive Officers	45
Related Person Transactions	46
Principal Stockholders	48
Section 16(a) Beneficial Ownership Reporting Compliance	51
Householding	51
Stockholder Proposals	51
Other Matters	52

PACIRA PHARMACEUTICALS, INC.
5 Sylvan Way, Suite 300
Parsippany, New Jersey 07054
(973) 254-3560

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2017

This proxy statement contains information about the 2017 Annual Meeting of Stockholders of Pacira Pharmaceuticals, Inc. (the "Annual Meeting") to be held on Tuesday, June 13, 2017, at 2:00 p.m. Eastern Daylight Time, at 5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054. This proxy statement will first be made available to stockholders on or about April 21, 2017. It is furnished to stockholders of Pacira Pharmaceuticals, Inc. in connection with the solicitation of proxies by our board of directors. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of "Pacira," the "Company," "our," "we" or "us" refers to Pacira Pharmaceuticals, Inc. and its subsidiaries.

This proxy statement and our 2016 annual report to stockholders are available at www.proxyvote.com.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of 2017 Annual Meeting of Stockholders.

PURPOSE OF THE ANNUAL MEETING

At the Annual Meeting, our stockholders will consider and vote on the following matters:

  1.
  To elect three Class III directors to our board of directors to serve until the 2020 Annual Meeting of Stockholders (Proposal 1);

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);

  3.
  To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and

  4.
  To transact any other business properly brought before the Annual Meeting.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than Proposals 1 through 3, noted above.

WHO CAN ATTEND THE ANNUAL MEETING?

Only stockholders of record at the close of business on the record date of April 18, 2017 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of the close of business on April 18, 2017, there were 40,088,883 shares of common stock

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  1

outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A "STOCKHOLDER OF RECORD" AND BEING A BENEFICIAL OWNER OF SHARES HELD IN "STREET NAME?"

        Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered a "stockholder of record" of those shares. In this case, a set of proxy materials has been sent to you directly by us.

        Beneficial Owners of Shares Held in Street Name. If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in "street name." In this case, a set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account.

HOW DO I VOTE?

        Stockholders of Record. If you are a stockholder of record, you can vote your shares over the Internet, by telephone as described on the proxy card, or by mail by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in this proxy statement. The method by which you vote will not limit your right to vote in person at the Annual Meeting. If you receive hard copy materials and sign and return your proxy card without specifying choices, your shares will be voted as recommended by our board of directors.

Telephone and Internet voting for stockholders of record will be available up until 11:59 PM Eastern Daylight Time on June 12, 2017, and mailed proxy cards must be received prior to the start of the Annual Meeting in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

        Beneficial Owners of Shares Held in Street Name. If you hold your shares through a broker, bank, or other nominee in "street name," you need to submit voting instructions to your broker, bank or other nominee in order to cast your vote. You may mark, sign, date and mail the accompanying voting instruction form in the postage-paid envelope provided. Your vote is revocable by following the procedures outlined in this proxy statement. However, since you are not a stockholder of record you may not vote your shares in person at the Annual Meeting without obtaining a legal proxy from your broker, bank or other nominee.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in "street name" will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

WHAT ARE "BROKER NON-VOTES" AND HOW DO THEY AFFECT THE PROPOSALS?

A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner in "street name" does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  2

voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to "routine" items.

If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote your shares on Proposals 1 or 3, the broker may not exercise discretion to vote for or against those proposals because each of these proposals are considered "non-routine" under applicable rules. With respect to Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Broker non-votes are not counted as votes in favor of or against any proposal.

WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws (our "Bylaws") provide that a quorum will exist if stockholders holding a majority of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum, provided that the broker has voted on at least the ratification of the appointment of our auditors, but will not be counted as votes cast. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

WHAT VOTES ARE REQUIRED TO ELECT DIRECTORS AND TO APPROVE THE OTHER PROPOSALS IN THIS PROXY STATEMENT?

        Election of Directors. To be elected, director nominees must receive a plurality of the votes cast (the three nominees receiving the highest number of "FOR" votes cast will be elected). "WITHHOLD" votes and broker non-votes will have no effect on the outcome of Proposal 1. Cumulative voting is not permitted. See "Corporate Governance - Majority Vote Director Resignation Policy" (below) regarding director nominees who receive a greater number of votes "WITHHELD" than votes "FOR" their election.

        Ratification of Appointment of Auditor and Say on Pay. The affirmative vote of a majority of the shares of common stock present or represented by proxy and cast at the meeting ("FOR" or "AGAINST") is required to (a) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2) and (b) approve, on an advisory basis, the compensation of our named executive officers (Proposal 3). Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of these proposals.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

Our board of directors recommends that you vote:

  •
  FOR the election of each of the three nominees to serve as Class III directors on our board of directors, each for a three-year term;

  •
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  •
  FOR the approval, on an advisory basis, of the compensation of our named executive officers.

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  3

WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE?

        Stockholder of Record. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting by:

  •
  submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the "How do I vote?" section above;

  •
  by voting in person at the Annual Meeting; or

  •
  by filing a written revocation with our Secretary.

        Beneficial Owners of Shares Held in Street Name. If your shares are held in "street name," you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the "How do I vote?" section above.

Whether you are a stockholder of record or a beneficial owner of shares held in street name, your attendance at the Annual Meeting will not automatically revoke your proxy.

WHO PAYS FOR THE COST TO SOLICIT PROXIES FOR THE ANNUAL MEETING?

We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. We may also elect to engage the services of a proxy solicitation firm to assist us in the solicitation of proxies, for which we would expect to pay customary fees and reimburse customary expenses.

HOW CAN I FIND THE RESULTS OF THE VOTING AFTER THE ANNUAL MEETING?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

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PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS

BOARD COMPOSITION

Our board of directors currently consists of nine members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

In accordance with the terms of our amended and restated certificate of incorporation (our "Certificate of Incorporation") and Bylaws, our board of directors is divided into three classes: Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The current members of the classes are divided as follows:

  •
  Class III: Yvonne Greenstreet, Gary Pace, and David Stack, and their term expires at the Annual Meeting.

  •
  Class I: Laura Brege, Mark Kronenfeld, and Dennis Winger, and their term expires at the annual meeting of stockholders to be held in 2018.

  •
  Class II: Paul Hastings, John Longenecker, and Andreas Wicki, and their term expires at the annual meeting of stockholders to be held in 2019.

Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

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NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR ELECTION TO A THREE-YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Biographical information for our directors who are up for re-election at the Annual Meeting is set forth below.

Yvonne Greenstreet, MBChB Age 54 Director since March 2014	Dr. Greenstreet has served as a director since March 2014. Dr. Greenstreet has served as Executive Vice President and Chief Operating Officer of Alnylam Pharmaceuticals, a leading RNAi therapeutics company, since September 2016. Previously, Dr. Greenstreet served as the Senior Vice President and Head of Medicines Development at Pfizer Inc. ("Pfizer"), a multinational pharmaceutical company based in New York, from December 2010 to November 2013. Prior to joining Pfizer, Dr. Greenstreet worked for 18 years at GlaxoSmithKline plc ("GSK"), a multinational pharmaceutical, biologics, vaccines and consumer healthcare company based in London, where she served in various positions, most recently as Senior Vice President and Chief of Strategy for Research and Development and as a member of GSK's corporate executive investment committee. Dr. Greenstreet currently serves on the Advisory Board of the Bill and Melinda Gates Foundation, and also currently serves on the board of directors of Indivior PLC, Advanced Accelerator Applications S.A., and Moelis and Company. Dr. Greenstreet previously served as a director of Molecular Insight Pharmaceuticals, Inc. from 2008 to 2010. She trained as a physician and earned her medical degree from Leeds University in the United Kingdom and her M.B.A. from INSEAD, France.

We believe Dr. Greenstreet's qualifications to sit on our board of directors include her significant experience in senior management roles at large pharmaceutical companies and her extensive expertise in drug development and commercialization.
Gary Pace, Ph.D. Age 69 Director since June 2008
Dr. Pace has served as a director since June 2008. Dr. Pace has been a director of ResMed (NYSE: RMD) since 1994, Antisense Therapeutics Ltd (ASX: ANP) since 2015 and Simavita Ltd (ASX:SVA) since 2016. He previously served as a member of the board of directors at Transition Therapeutics Inc. (CDNX:TTH) from 2002 to 2016, QRxPharma Ltd (ASX: QRX) from 2001 to 2013, Celsion Corporation (NASDAQ: CLSN) from 2002 to 2010 and Peplin Inc. (ASX: PLI) from 2004 to 2009. He has more than 40 years of experience in the development and commercialization of advanced technologies, spanning biotechnology, pharmaceuticals, medical devices, and food industries. Dr. Pace was awarded a Centenary Medal by the Australian Government in 2003 "for service to Australian society in research and development" and was recognized as the 2011 Director of the Year (corporate governance) by the Corporate Directors Forum. Dr. Pace holds a B.Sc. with honors from the University of New South Wales and a Ph.D. from Massachusetts Institute of Technology.

We believe Dr. Pace's qualifications to sit on our board of directors include his years of experience providing strategic advisory services to complex organizations, including as a public company director.

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  6

David Stack Age 66 Director since November 2007	Mr. Stack has served as our Chief Executive Officer and as a director since November 2007, and as president from November 2007 to October 2015. In June 2013, Mr. Stack was appointed as the chairman of our board of directors. Mr. Stack was Managing Director of MPM Capital, a private equity firm, from 2005 through March 2017 and a Managing Partner of Stack Pharmaceuticals, Inc., a commercialization, marketing, and strategy firm, since 1998. From 2001 to 2004, he was President and Chief Executive Officer of The Medicines Company (NASDAQ: MDCO). Previously, Mr. Stack was President and General Manager at Innovex, Inc. He was Vice President, Business Development/Marketing at Immunomedics from 1993 until 1995. Prior to that, he was with Roche Laboratories in positions of increasing responsibility from 1981 until 1993, including Therapeutic World Leader in Infectious Disease and Director, Business Development and Planning, Infectious Disease, Oncology, and Virology. He currently serves as a member of the board of directors of Medivo, Inc. and Amarin Corporation plc. He also currently serves as Chairman of Chiasma, Inc. and is on the board of directors of the Biotechnology Industry Organization's (BIO) Emerging Company and Health Sections. He was a member of the boards of directors of Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) from 2006 to 2010 and BioClinica, Inc. (NASDAQ: BIOC) from 1999 to 2010. Mr. Stack holds a B.S. in pharmacy from Albany College of Pharmacy and a B.S. in Biology from Siena College.

We believe Mr. Stack's qualifications to sit on our board of directors include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and financial advisory services to pharmaceutical and biotechnology organizations, including evaluating business strategy and commercial planning.

Proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors of Pacira if elected. However, if any of the nominees are unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our board of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE.

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DIRECTORS CONTINUING IN OFFICE

Biographical information for our directors continuing in office is set forth below.

CLASS I DIRECTORS (TERM EXPIRES AT 2018 ANNUAL MEETING)
Laura Brege Age 59 Director since June 2011
Ms. Brege has served as a director since June 2011. Since September 2015. Ms. Brege has been Managing Director of Cervantes Life Science Partners, LLC., a health care advisory and consulting company. From September 2012 to July 2015, Ms. Brege served as President and the Chief Executive Officer of Nodality, Inc., a privately held biotechnology company focused in oncology and immunology. Previously, Ms. Brege held the roles of Chief Operating Officer, Executive Vice President, Chief Business Officer and Head of Corporate Affairs at Onyx Pharmaceuticals, Inc., a biopharmaceutical company that developed and marketed medicines for the treatment of cancer. Prior to joining Onyx in 2006, Ms. Brege was a General Partner at Red Rock Capital Management, a venture capital firm, and Senior Vice President and Chief Financial Officer at COR Therapeutics, Inc. Ms. Brege currently serves as a director of Acadia Pharmaceuticals Inc. (NASDAQ: ACAD), Aratana Therapeutics, Inc. (NASDAQ: PETX), Dynavax Technologies Corporation (NASDAQ: DVAX), and Portola Pharmaceuticals, Inc. (NASDAQ: PTLA). She previously served as a member of the board of directors of Angiotech Pharmaceuticals Inc. from 2007 to 2011 and Delcath Systems, Inc. from 2012 to 2014. Ms. Brege earned her undergraduate degree from Ohio University and has an M.B.A. from the University of Chicago.

We believe Ms. Brege's qualifications to sit on our board of directors include her financial expertise and her extensive experience in the pharmaceutical and biotechnology industries, including as a public company director.
Mark A. Kronenfeld, M.D. Age 62 Director since June 2013
Dr. Kronenfeld has served as a director since June 2013. Dr. Kronenfeld has been the Vice Chairman of Anesthesiology at Maimonides Medical Center, a large tertiary care academic medical center in New York City, since March 2009, and has served as Medical Director of Perioperative Services for Maimonides Medical Center since January 2011. Dr. Kronenfeld is a Managing Partner of Anesthesia Associates of Boro Park, a private medical practice, and a Managing Partner of Strategic Medical Management Partners. In 2001, Dr. Kronenfeld founded Ridgemark Capital Management ("Ridgemark"), a healthcare-focused hedge fund that invested in public and private healthcare and biomedical companies. He served as the Managing Partner and Portfolio Manager of Ridgemark from April 2001 to December 2008. Dr. Kronenfeld has founded and/or managed various consulting and investment companies focused on healthcare and medical technologies and has served on and chaired multiple leadership committees for various hospitals and medical centers. Previously, Dr. Kronenfeld taught and practiced adult and pediatric cardiac anesthesia at NYU and was Chief of Cardiac Anesthesiology at Hackensack University Medical Center and President of GMS Anesthesia Associates, a private medical practice. Dr. Kronenfeld received his M.D. degree and completed his residency in Anesthesiology at the University of California, San Diego School of Medicine, and completed a fellowship in Cardiothoracic Anesthesiology at New York University Medical Center. While an Assistant Professor and Attending Cardiac Anesthesiologist at NYU, Dr. Kronenfeld received and completed a Kellogg-sponsored Fellowship in Heath Care Management for Future Leaders in Health Care at NYU's Graduate School of Management.
We believe Dr. Kronenfeld's significant leadership experience in the hospital setting and experience in conducting clinical trials provide valuable insight and perspective to our board of directors.

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  8

CLASS I DIRECTORS (TERM EXPIRES AT 2018 ANNUAL MEETING)
Dennis L. Winger Age 69 Director since September 2013
Mr. Winger has served as a director since September 2013. Most recently, Mr. Winger was Senior Vice President and Chief Financial Officer of Applera Corporation, a life sciences company, from September 1997 until his retirement in December 2008. Previously, Mr. Winger served as Senior Vice President, Finance and Administration, and Chief Financial Officer of Chiron Corporation, a biotechnology company acquired by Novartis International in 2006. Mr. Winger currently serves as a director of Accuray Incorporated (NASDAQ: ARAY), a radiation oncology company, and Nektar Therapeutics (NASDAQ: NKTR), a clinical-stage biopharmaceutical company. He previously served on the boards of Vertex Pharmaceuticals Incorporated (NASDAQ: VRTX), from 2009 to 2012, Cephalon, Inc., from 2003 to 2011, and Cell Genesys, Inc., from 2004 to 2009. Mr. Winger also serves on the Board of Trustees of Siena College. Mr. Winger holds a B.A. in History from Siena College and an M.B.A. from Columbia University Graduate School of Business.

We believe Mr. Winger's qualifications to sit on our board of directors include his extensive financial and leadership experience as chief financial officer for various life sciences companies and his experience as a director on several public company boards.
CLASS II DIRECTORS (TERM EXPIRES AT 2019 ANNUAL MEETING)
Paul Hastings Age 57 Director Since June 2011
Mr. Hastings has served as a director since June 2011 and as our Lead Director since June 2013. Mr. Hastings has been the President and Chief Executive Officer and a member of the board of directors of OncoMed Pharmaceuticals, Inc. (NASDAQ: OMED), a clinical development-stage biopharmaceutical company, since January 2006. In August 2013, he was elected chairman of the board. Prior to joining OncoMed, Mr. Hastings was President and Chief Executive Officer of QLT, Inc., a biotechnology company focused on the development and commercialization of ocular products. Before this role, Mr. Hastings served as President and Chief Executive Officer of Axys Pharmaceuticals, Inc., which was acquired by Celera Corporation in 2001. Prior to Axys, Mr. Hastings was president of Chiron Biopharmaceuticals and also held a variety of management positions of increasing responsibility at Genzyme Corporation, including president of Genzyme Therapeutics Europe and president of Worldwide Therapeutics. Mr. Hastings was Chairman of the Board of Proteolix (sold to Onyx) and was a member of the board of directors of ViaCell Inc. (sold to Perkin Elmer) and Relypsa (sold to Galencia). Mr. Hastings currently serves as Chairman of the board of Proteon Therapeutics, Inc., a publicly-traded biopharmaceutical company, and is on the board of the California Life Sciences Association (CLSA) and also on the board of directors and executive committee of the Biotechnology Industry Organization. He received a Bachelor of Science degree in pharmacy from the University of Rhode Island.
We believe Mr. Hastings' qualifications to sit on our board of directors include extensive experience in the pharmaceutical and biotechnology industries.

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John Longenecker, Ph.D. Age 57 Director since July 2007	Dr. Longenecker has served as a director since July 2007. Dr. Longenecker served as President and Chief Executive Officer of HemaQuest Pharmaceuticals, Inc., a biopharmaceutical company focused on the development of therapeutics for blood diseases, from October 2010 until May 2014. From December 2009 to March 2010, Dr. Longenecker served as the President and Chief Executive Officer of VitreoRetinal Technologies Inc., an ophthalmic biopharmaceutical company. From February 2002 to January 2009, Dr. Longenecker was the President and Chief Executive Officer and a member of the board of directors of Favrille, Inc. In 1992, Dr. Longenecker joined DepoTech as Senior Vice President of Research, Development and Operations and then served as President and Chief Operating Officer from February 1998 to March 1999. Under Dr. Longenecker's leadership, DepoTech took its lead product, DepoCyt(e), from early pre-clinical research and development through to commercial launch. Following SkyePharma PLC's acquisition of DepoTech in 1999, Dr. Longenecker served as President for the U.S. operations of SkyePharma, Inc. and as a member of the executive committee for SkyePharma PLC. From 1982 to 1992, Dr. Longenecker was at Scios Inc. (Cal Bio), a biotechnology company where he served as Vice-President and Director of Development. Dr. Longenecker was also a director of a number of Cal Bio subsidiaries during this period including Meta Bio and Karo Bio. Dr. Longenecker holds a B.S. in chemistry-education from Purdue University and a Ph.D. in biochemistry from The Australian National University. He was a post-doctoral fellow at Stanford University from 1980 to 1982.

We believe Dr. Longenecker's extensive experience in the pharmaceutical and biotechnology industries, as well as his unique understanding of our DepoFoam® technology, provides valuable background and insight to our board of directors.
Andreas Wicki, Ph.D. Age 58 Director since December 2006
Dr. Wicki has served as a director since our inception in December 2006. Dr. Wicki is a life sciences entrepreneur and investor with over 20 years of experience in the pharmaceutical and biotechnology industries. Dr. Wicki has been Chief Executive Officer of HBM Healthcare Investments AG (formerly HBM BioVentures AG) since 2001. From 1998 to 2001, Dr. Wicki was the Senior Vice President of the European Analytical Operations at MDS Inc. From 1990 to 1998, he was co-owner and Chief Executive Officer of ANAWA Laboratorien AG and Clinserve AG, two life sciences contract research companies. From 2007 to 2011, he served as a member of the board of directors of PharmaSwiss SA. Previously, Dr. Wicki held board positions on several privately-held companies and companies listed on international exchanges. Dr. Wicki holds an M.Sc. and Ph.D. in chemistry and biochemistry from the University of Bern, Switzerland. He currently serves on the board of directors of Buchler GmbH, HBM Healthcare Investments (Cayman) Ltd., and HBM BioCapital Ltd.

We believe Dr. Wicki's qualifications to sit on our board of directors include his extensive experience with pharmaceutical companies, his financial expertise and his years of experience providing strategic and advisory services to pharmaceutical and biotechnology organizations.

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EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company as of April 21, 2017.

Name	Age	Position(s)
David Stack	66	Chief Executive Officer and Chairman
James Scibetta	52	President
Charles A. Reinhart, III	56	Chief Financial Officer
Scott Braunstein, MD	53	Senior Vice President, Strategy and Corporate Development
James B. Jones, MD	52	Senior Vice President and Chief Medical Officer
Robert Weiland	57	Chief Commercial Officer
Kristen Williams	43	Chief Administrative Officer, General Counsel and Secretary

        David Stack see "Directors Continuing in Office" above.

        James Scibetta has served as our President since October 2015. He served as our Chief Financial Officer from August 2008 to May 2016, our head of technical operations from January 2015 to October 2015, and as a Senior Vice President from 2014 to October 2015. Mr. Scibetta is currently responsible for overseeing the day-to-day operations and tactical execution of our Customer and Patient Solutions group, comprised of our customer-facing resources, and overseeing our Science Center Campus activities, which includes commercial manufacturing, tech transfer, and research and development. Prior to his employment at Pacira, Mr. Scibetta was Chief Financial Officer of Bioenvision, Inc. (NASDAQ:BIVN), a biopharmaceutical company focused on the acquisition, development, and marketing of compounds and technologies for the treatment of cancer, from 2006 until its acquisition by Genzyme, Inc. in 2007. From 2001 to 2006, Mr. Scibetta was Executive Vice President and Chief Financial Officer of Merrimack Pharmaceuticals, Inc. Mr. Scibetta formerly served as a senior investment banker at Shattuck Hammond Partners, LLC and PaineWebber Inc., providing capital acquisition, merger and acquisition, and strategic advisory services to healthcare companies. He currently serves on the board and chairs the audit committee of Matinas BioPharma (NYSE: MTNB) and MonoSol Rx, and previously served on the boards of Merrimack Pharmaceuticals, LaboPharm and Nephros. Mr. Scibetta holds a B.S. in physics from Wake Forest University, and an M.B.A. in finance from the University of Michigan. He completed executive education studies in the Harvard Business School Leadership & Strategy in Pharmaceuticals and Biotechnology program. Mr. Scibetta was named 2013 CFO of the Year by NJbiz.com.

        Charles A. Reinhart, III has served as our Chief Financial Officer since May 2016. Prior to joining Pacira, he was the Chief Financial Officer at Covis Pharmaceuticals, Inc., a specialty pharmaceutical company, from September 2014 to October 2015. From September 2011 to August 2014, he served as Executive Vice President and Chief Financial Officer of Archimedes Pharma Ltd., a specialty pharmaceutical company. Mr. Reinhart also served as Senior Vice President and Chief Financial Officer of PharmAthene, Inc., a biodefense company engaged in the development of next generation medical countermeasures against biological and chemical threats, from 2009 to 2011. In addition, Mr. Reinhart has previously held senior financial roles at Millennium Pharmaceuticals, Inc., Cephalon, Inc. and several early-stage life sciences companies. Mr. Reinhart earned his Bachelor of Science degree from Lehigh University and his MBA from the Wharton School of the University of Pennsylvania. He is also a CPA.

        Scott Braunstein, MD has served as our Senior Vice President, Strategy and Corporate Development since July 2015. Dr. Braunstein is responsible for evaluating, integrating and optimizing our strategic opportunities for the lead commercial product EXPAREL, our hospital-based sales franchise;

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the DepoFoam-based internal pipeline product candidates; and external in-licensing and acquisition product candidates. In addition, Dr. Braunstein serves on the Joint Steering Committee for the DePuy Synthes collaboration. Prior to joining us, Dr. Braunstein was a Healthcare Analyst and Portfolio Manager at J.P. Morgan Asset Management from 2002 to 2014, where he invested in and conducted diligence on a wide variety of pharmaceutical products and product candidates, pharmaceutical company strategies, business models and management teams, providing stock recommendations for the entire J.P. Morgan Asset Equity Group. He also served in a similar role at Everpoint Asset Management from 2014 to 2015. Earlier in his career, Dr. Braunstein was an active lecturer and consultant for several global pharmaceutical companies and provided academic instruction as Assistant Clinical Professor for Columbia University and the Albert Einstein College of Medicine. He currently serves on the Board of Esperion Therapeutics, Inc., STAT Medical and the Cornell Alumni Association for the College of Agriculture and Life Sciences. Dr. Braunstein has been an operating partner of Aisling Capital, a private equity firm focusing on healthcare companies, since 2015. Dr. Braunstein earned his medical degree from the Albert Einstein College of Medicine, completed his internal medical residency at Cornell University-New York Hospital and conducted additional research in immunology and wound healing from 1993 to 1994 at Rockefeller University.

        James B. Jones, MD has served as our Senior Vice President and Chief Medical Officer since August 2015. He is primarily responsible for overseeing and guiding our clinical research and development efforts for the expanded uses of EXPAREL and our DepoFoam pipeline of products. Previously, he was Chief Medical Officer at Cara Therapeutics from March 2011 to September 2013, where he oversaw the Phase 2 clinical development of the lead product candidate CR845, a peripherally-restricted kappa opioid agonist. Dr. Jones is a practicing Board Certified Emergency Medicine physician, having received his Doctorate of Medicine degree from the University of Pennsylvania and his Bachelor of Science and Doctorate of Pharmacy degrees from Purdue University.

        Robert Weiland has served as our Chief Commercial Officer since April 2016. He is primarily responsible for oversight of the commercial activities for EXPAREL, which includes marketing, sales, national accounts, training and commercial operations and analytics. Prior to joining Pacira, Mr. Weiland held several management roles at Baxter International Inc. (NYSE:BAX), a renal and hospital products company, from January 2009 to 2015. Most recently, he was Vice President, Strategy, responsible for leading a multifunctional, global team to rebuild and launch the commercial go-to-market strategy and business model. During his tenure at Baxter, Mr. Weiland also served as Vice President, Corporate Development, responsible for identifying acquisitions or external licensing growth opportunities, and he served as Vice President, Strategy and Portfolio Planning. Prior to Baxter, Mr. Weiland served as Vice President, Commercial Operations and Strategic Analytics, at Takeda Pharmaceuticals U.S.A., Inc., a specialty pharmaceutical company, from December 2005 to May 2008. He also spent 14 years at Abbott Laboratories (NYSE:ABT), a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare, where he directed marketing and business development strategies to support the Diabetes and Metabolics Franchise, Cardiovascular Business Unit and the Global Pharmaceutical Products Group. Mr. Weiland currently serves on the Board of Directors and the Audit Commitee at CymaBay Therapeutics, Inc. (NASDAQ:CBAY), a clinical-stage biopharmaceutical company, and serves as an advisor to the University of Wisconsin Alumni Research Foundation (WARF). He received his Bachelor of Science in Accounting and Business from DeSales University, and holds an MBA from The Wharton School of the University of Pennsylvania.

        Kristen Williams has served as our Chief Administrative Officer, General Counsel and Secretary since October 2014. She previously served as our Vice President, General Counsel from March 2013 to October 2014, as corporate counsel from December 2011 to March 2013, and as a legal consultant to our company beginning in April 2011. Prior to joining Pacira, she was Vice President, Corporate Compliance and Assistant General Counsel for Bioenvision, Inc. from June 2004 until its merger with Genzyme

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Corporation in 2007. Prior to that, she practiced corporate law at Paul Hastings LLP in New York from September 1999 to June 2004, where her practice encompassed all aspects of public and private mergers and acquisitions, corporate finance, and securities law and compliance, with a core focus in the healthcare industry. Ms. Williams holds a B.S. in Business Administration from Bucknell University and a J.D. from the University of Denver, College of Law.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

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CORPORATE GOVERNANCE

DIRECTOR NOMINATION PROCESS

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors.

The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board.

The nominating and corporate governance committee evaluates potential candidates, taking into account several factors, including, without limitation, the individual's (a) reputation for integrity, honesty and adherence to a high ethical standard; (b) understanding of the Company's business and industry; (c) business acumen, experience, and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company; and (d) willingness and ability to commit adequate time to board and committee matters and to contribute positively to the decision-making process of the Company. The committee does not have a formal policy regarding board diversity. In selecting director nominees, the committee focuses on identifying individuals who will further the interests of our stockholders through his or her established record of professional accomplishment and will contribute positively to the collaborative culture among board members.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Secretary, Pacira Pharmaceuticals, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our Bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth below under the heading "Stockholder Proposals."

MAJORITY VOTE DIRECTOR RESIGNATION POLICY

Our board of directors has implemented a Majority Vote Director Resignation Policy in our Corporate Governance Guidelines. Under the policy, any director nominee who receives a greater number of "WITHHOLD" votes than "FOR" votes in an uncontested election must promptly tender his or her resignation to the board following certification of the stockholder vote. Within 90 days following the certification of the vote, the independent directors on the board would consider the offer of resignation and determine whether to accept or reject the tendered resignation. If the independent directors determine not to accept the tendered resignation, we will publicly disclose (via press release or SEC filing) such determination and the factors considered by the independent directors in making such determination.

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DIRECTOR INDEPENDENCE

Our board of directors has determined that each of our directors, with the exception of David Stack and Gary Pace, is an "independent director" as defined under the applicable NASDAQ rules. In making such independence determination, the board of directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

We have entered into a consulting agreement with Dr. Pace, pursuant to which Dr. Pace provides consulting services to us in the manufacturing area as Technical Advisor to the Chief Executive Officer and the board of directors. Pursuant to the consulting agreement, Dr. Pace was compensated at an hourly rate with a maximum of $5,000 per month. As a result of Dr. Pace's compensation arrangements under the consulting agreement, the board of directors determined that he does not qualify as an "independent director" under applicable NASDAQ rules. In determining Mr. Kronenfeld's independence, the board of directors considered certain relationships between the Company and Maimonides Medical Center, where Dr. Kronenfeld is Vice Chairman of Anesthesiology.

BOARD COMMITTEES

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. Each of these committees operate under a written charter that has been approved by our board of directors. Each committee charter is available by clicking on the "Investors & Media" section of our corporate website, located at http://www.pacira.com.

The following table is a summary of our committee structure and members on each of our committees:

  Audit Committee

Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The responsibilities of our audit committee include:

  •
  appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

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  •
  overseeing the independence of our independent registered public accounting firm, including obtaining and reviewing reports from the firm;

  •
  setting the compensation of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including receiving and considering reports made by our independent registered public accounting firm regarding accounting policies and procedures, financial reporting and disclosure controls;

  •
  reviewing and discussing with management and our independent registered public accounting firm our audited financial statements and related disclosures;

  •
  preparing the annual audit committee report required by SEC rules;

  •
  coordinating the board's oversight of internal control over financial reporting, disclosure controls and procedures and code of conduct;

  •
  reviewing our policies with respect to risk assessment and risk management;

  •
  establishing procedures related to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

  •
  reviewing our policies and procedures for reviewing and approving or ratifying related person transactions, including our related person transaction policy; and

  •
  meeting independently with management and our independent registered public accounting firm.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that each of the directors serving on our audit committee are independent within the meaning of applicable NASDAQ rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, our board of directors has determined that Ms. Brege qualifies as an audit committee financial expert within the meaning of SEC regulations and applicable NASDAQ rules. In making this determination, our board has considered the formal education and nature and scope of her previous experience, coupled with past and present service on various audit committees. Our audit committee met eight times during 2016.

  Compensation Committee

Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The responsibilities of our compensation committee include:

  •
  approving our chief executive officer's compensation and approving the compensation of our other executive officers reporting directly to our chief executive officer;

  •
  overseeing the evaluation of our senior executives;

  •
  overseeing, administering, reviewing and making recommendations to the board of directors with respect to our incentive compensation and equity-based plans;

  •
  reviewing and making recommendations to the board of directors with respect to director compensation; and

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  •
  reviewing and discussing with management the compensation discussion and analysis and preparing the annual compensation committee report, as required by SEC rules.

Our board of directors has determined that each of the directors serving on our compensation committee are independent within the meaning of applicable NASDAQ rules for purposes of membership on the compensation committee. Our compensation committee met seven times during 2016.

As part of the 2016 compensation process, our compensation committee retained Radford ("Radford") as its independent compensation consultant, who has served in this capacity since 2011. Radford provided advisory services only with respect to executive and equity compensation and a competitive assessment of compensation for non-executives and sales personnel, in each case as directed by the compensation committee, and does no other business with the Company. Please see "Compensation Discussion and Analysis" for further description of the services provided by Radford. Radford provides additional services to management in the areas of non-executive compensation, with all activities being reviewed and approved by the chair of the compensation committee before any services are provided. Prior to engaging Radford, our compensation committee considered the independence of Radford in accordance with the terms of the compensation committee's charter and applicable regulations. Our compensation committee did not identify any conflicts of interest with respect to Radford.

  Nominating and Corporate Governance Committee

The responsibilities of our nominating and corporate governance committee include:

  •
  recommending to the board of directors the persons to be nominated for election as directors or to fill any vacancies on the board of directors, and to be appointed to each of the board's committees;

  •
  developing and recommending to the board of directors corporate governance guidelines; and

  •
  overseeing an annual self-evaluation of the board of directors.

Our board of directors has determined that each of the directors serving on our nominating and corporate governance committee are independent within the meaning of applicable NASDAQ rules. Our nominating and corporate governance committee met two times during 2016.

  Science and Technology Committee

Our board of directors formed the science and technology committee in September 2015 to assist the board of directors in its oversight of our research and development activities and to advise the board of directors with respect to strategic and tactical scientific issues. The overall responsibilities of our science and technology committee are to consider and report to the board of directors on matters relating to our research and development initiatives and other appropriate strategic and tactical scientific issues. At its discretion, the science and technology committee may:

  •
  review our overall scientific and research and development strategy;

  •
  review our research and development programs;

  •
  review external scientific research, discoveries and commercial development as appropriate; and

  •
  review the attainment of key research and development milestones.

Our science and technology committee met three times during 2016.

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BOARD AND COMMITTEE MEETINGS ATTENDANCE

The full board of directors met six times during 2016. During 2016, each member of the board of directors attended in person or participated in 75 percent or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served). Our non-employee directors met in a special executive session without management at each regularly scheduled board meeting in 2016. Our board of directors expects to continue to conduct executive sessions limited to non-employee directors at least annually and our non-employee directors may schedule additional executive sessions at their discretion.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

We do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. All of the members of our board attended the annual meeting of stockholders in 2016, except for Dennis Winger.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.pacira.com. If we make any substantive amendments to, or grant certain waivers from, the code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

BOARD LEADERSHIP STRUCTURE AND BOARD'S ROLE IN RISK OVERSIGHT

Our board of directors does not have a policy regarding separation of the roles of chief executive officer and chairman of the board. The board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, our chief executive officer serves as the chairman of the board, and Paul Hastings, a non-employee independent director, serves as our lead director. Our board believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business. The chairman chairs the meetings of our board and stockholders, with input from the lead director, and as such, our board believes that a person with a comprehensive knowledge of our company is in the best position to serve such role.

Our board believes that our current leadership structure and the composition of our board protect stockholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our board and management. More than a majority of our current directors are "independent" under NASDAQ standards, as more fully described above. The independent directors meet in executive sessions, without management present, during each regularly scheduled board meeting and are very active in the oversight of our company. Each independent director has the ability to add items to the agenda for board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board of directors and each committee of our board has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

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Our lead director plays a leading role with respect to corporate governance. His responsibilities include, without limitation, ensuring that our board works together as a cohesive team with open communication, ensuring that a process is in place by which the effectiveness of our board can be evaluated on a regular basis, monitors communications from stockholders and other interested parties and otherwise consults with management and the chairman on matters relating to corporate governance and board performance. To this end, our lead director works with the chairman on the board agenda and board materials, facilitates annual assessments of the performance of the board along with the nominating and corporate governance committee and acts as the primary internal spokesperson for our board, ensuring that management is aware of concerns of our board, the stockholders, other stakeholders, and the public and, in addition, ensuring that management strategies, plans and performance are appropriately represented to our board of directors. Our lead director's role also includes presiding at executive sessions of the non-employee directors. Our lead director also performs such other functions and responsibilities as requested by our board from time to time.

Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks.

Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Our compensation committee oversees risk management activities relating to our compensation policies and practices, and our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning. Our science and technology committee advises the board of directors on our research and development activities and any risks associated therewith. In addition, members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk-management and any other matters. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

NO HEDGING OR PLEDGING

We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock to secure loans or other obligations.

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COMMUNICATION WITH THE BOARD

Any interested party may contact the Chairman of our board of directors or the non-employee members of our board of directors, as a group, by submitting a written communication to the Chairman at the following address:

Chairman of the Board c/o Pacira Pharmaceuticals, Inc. 5 Sylvan Way, Suite 300 Parsippany, New Jersey 07054 United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication will also be forwarded to our General Counsel and retained for a reasonable period of time. Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chairman considers to be important for the directors to know.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity.

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DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

In 2016, our board of directors, upon recommendation of our compensation consultant, amended our non-employee director compensation policy with respect to the initial and annual equity grants to bring our non-employee director compensation more in line with our peers. Our board of directors compensation policy provides for the following compensation to our non-employee directors:

Annual Board Service	Cash Retainer for all directors(1)	$50,000
	Additional Cash Retainer for Lead Director(1)	$25,000
	Stock Options and Restricted Stock Units(2)	$240,000

Committee Chair Cash Retainer(1)	Audit Committee Compensation Committee Nominating and Corporate Governance Committee Science and Technology Committee	$30,000 $18,000 $12,000 $12,000

Committee Member Cash Retainer(1)	Audit Committee Compensation Committee Nominating and Corporate Governance Committee Science and Technology Committee	$12,000 $9,000 $6,000 $6,000

Initial Equity Grant	Stock Options(3)	$360,000

(1)
All cash retainers are paid in advance in quarterly installments subject to such director's continued service on the board of directors. Non-employee directors are also reimbursed for reasonable travel and other expenses in connection with attending board and committee meetings.

(2)
The stock options and the restricted stock units ("RSUs") vest one year from the grant date, subject to the director's continued service with our company. Each RSU entitles the director to one share of our common stock. In the event of a change of control or our liquidation or dissolution, 100% of the then unvested stock options or RSUs will immediately vest.

(3)
The stock options vest over a three-year period.

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DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2016. Dr. Andreas Wicki, a non-employee director, has elected not to receive any compensation for his service on our board of directors. In addition, we do not compensate Mr. Stack, our chief executive officer and chairman, for his service on our board of directors.

Name	Fees Earned in Cash ($)	Stock Awards(1)(3) ($)	Option Awards(1)(3) ($)	All Other Compensation ($)	Total ($)
Laura Brege	$ 86,000	$ 60,026	$ 59,519	—	$ 205,545
Yvonne Greenstreet	65,000	60,026	59,519	—	184,545
Paul Hastings	99,000	60,026	59,519	—	218,545
Mark Kronenfeld	71,000	60,026	59,519	—	190,545
John Longenecker	83,000	60,026	59,519	—	202,545
Gary Pace	56,000	60,026	59,519	$ 1,600(2)	177,145
Andreas Wicki	—	—	—	—	—
Dennis Winger	62,000	60,026	59,519	—	181,545

(1)
Represents the grant date fair value of option and restricted stock unit awards granted in 2016 computed in accordance with stock-based accounting rules (FASB ASC Topic 718 Stock Compensation), excluding the effect of estimated forfeitures. For information regarding assumptions underlying the valuation of equity awards, see Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Our directors will only realize compensation to the extent the fair value of our common stock is greater than the exercise price of such stock options.

(2)
Represents fees earned by Dr. Pace in connection with his consulting agreement with us.

(3)
The aggregate number of stock option and restricted stock unit awards outstanding for each of our non-employee directors as of December 31, 2016, is as follows:

Name	Number of Vested Stock Options	Number of Unvested Stock Options	Number of Unvested Restricted Stock Units
Laura Brege	31,000	2,975	1,488
Yvonne Greenstreet	27,000	2,975	1,488
Paul Hastings	22,000	2,975	1,488
Mark Kronenfeld	27,000	2,975	1,488
John Longenecker	31,736	2,975	1,488
Gary Pace	147,736	2,975	1,488
Andreas Wicki	—	—	—
Dennis Winger	27,000	2,975	1,488

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  22

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

Our stockholders are being asked to ratify the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Stockholder approval is not required to appoint KPMG as our independent registered public accounting firm, however, the board of directors believes that submitting the appointment of KPMG to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee and the board of directors will reconsider whether to retain KPMG. If the appointment of KPMG is ratified, the audit committee or the board of directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

On December 14, 2015, the board of directors, upon recommendation and approval by the audit committee, engaged KPMG as our independent registered public accounting firm for the fiscal year ended December 31, 2016. KPMG replaced CohnReznick LLP ("CohnReznick"), who previously served as our independent registered public accounting firm since 2009, and who was dismissed upon completion of their audit services for the fiscal year ended December 31, 2015. CohnReznick completed the audit services for such fiscal year and the filing of the 2015 Annual Report was completed on February 25, 2016, and, therefore, the effective date of CohnReznick's dismissal was February 25, 2016.

The report of CohnReznick on our financial statements for the fiscal years ended December 31, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through February 25, 2016, the effective date of CohnReznick's dismissal, there were no (1) disagreements with CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused CohnReznick to make reference in connection with their opinion to the subject matter of the disagreement, or (2) "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the two most recent years ended December 31, 2015 and 2014, and the subsequent interim period through February 25, 2016, the Company did not consult with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or other reportable event of the types described in Item 304(a)(1)(v) of Regulation S-K.

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AUDITOR FEES

The following table summarizes the fees billed by our previous independent registered public accounting firm, CohnReznick for 2015, and by KPMG for 2016 for professional services rendered to us during fiscal years 2015 and 2016:

	2016	2015
Audit Fees(1)	$543,796	$314,442
Audit-Related Fees(2)	—	20,575
Tax Fees(3)	—	12,300
All Other Fees	—	—

Total Fees	$543,796	$347,317

(1)
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, including registration statements.

(2)
Audit-Related Fees relate to the audit of our 401(k) plan.

(3)
Tax fees relate to tax consulting services.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our audit committee has also delegated to the chairperson of our audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of our audit committee pursuant to this delegated authority is reported on at the next meeting of our audit committee.

All services performed by, and fees paid to, our independent registered public accounting firm during fiscal years 2015 and 2016 were pre-approved in accordance with the pre-approval policies and procedures described above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

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REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Pacira's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance Pacira's independent accountants, (3) the performance of Pacira's internal audit function and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for Pacira's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of Pacira's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of Pacira for the fiscal year ended December 31, 2016. The audit committee also discussed with the independent accountants the matters required to be discussed by PCAOB AU Section 1301, Communications with Audit Committees. In addition, the audit committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the audit committee concerning independence and has discussed with the independent accountants the independent accountants' independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Pacira be included in Pacira's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PACIRA PHARMACEUTICALS, INC.
Laura Brege, Chairperson John Longenecker Dennis Winger

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about our executive compensation program as it relates to the following "named executive officers" whose compensation information is presented in the tables and accompanying narratives following this discussion:

David Stack	Chief Executive Officer (CEO) and Chairman
James Scibetta	President and former Chief Financial Officer
Charles A. Reinhart, III	Chief Financial Officer
Scott Braunstein	Senior Vice President, Strategy and Corporate Development
Robert Weiland	Chief Commercial Officer
Kristen Williams	Chief Administrative Officer, General Counsel and Secretary

Mr. Reinhart was appointed as our Chief Financial Officer effective May 3, 2016, and succeeded our former Chief Financial Officer, James Scibetta, who continued to serve as our President. Mr. Weiland was appointed as our Chief Commercial Officer in April 2016.

EXECUTIVE SUMMARY

The primary objective of our executive compensation program is to attract and retain superior executive talent by providing competitive incentives to reward our executives for performance and aligning executive interests with those of our stockholders and the long-term strategic goals and objectives approved by our board of directors. We aim to accomplish this through the following elements of compensation:

  •
  base salaries;

  •
  annual incentive bonuses;

  •
  equity incentive awards; and

  •
  limited perquisites and other employee benefits.

2016 Company Performance

In 2016, our financial and business performance continued with exceptional growth and success, highlighted by the following:

  •
  EXPAREL net product sales were $265.8 million in 2016, an 11% increase over the $239.9 million in 2015.

  •
  Total revenues were $276.4 million in 2016, an 11% increase over the $249.0 million in 2015.

  •
  Total operating expenses were $308.4 million in 2016, compared to $239.5 million in 2015.

  •
  Net loss was $37.9 million, or $1.02 per share (basic and diluted), in 2016, compared to net income of $1.9 million, or $0.05 per share (basic) and $0.04 (diluted), in 2015.

  •
  We ended 2016 with cash, cash equivalents and short-term investments of $172.6 million.

  •
  We successfully launched and executed a clinician and patient-directed public relations campaign addressing the opioid epidemic and EXPAREL as an alternative.

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  •
  In September 2016, we launched EXPAREL to the oral and maxillofacial market by introducing a 133mg dose contained in a 10mL vial for use in patients undergoing third molar (wisdom teeth) extractions. We believe the 133mg dose will also find adoption among plastic surgeons. We introduced these 10mL vials in a 10-pack and a 4-pack so that oral surgeons and doctors at smaller surgical centers will have easier access to provide EXPAREL to their patients.

  •
  In June 2016, we enrolled the first patients in both of our EXPAREL Phase 3 trials for upper and lower extremity nerve blocks, specifically a femoral nerve block for patients undergoing total knee arthroplasty (TKA), and a brachial plexus nerve block for patients undergoing either total shoulder arthroplasty or rotator cuff repair procedures.

  •
  In January 2017, we announced collaboration with DePuy Synthes, part of the Johnson & Johnson family of Companies, to support promotion, education and training of EXPAREL in orthopedics.

  •
  We announced positive topline results of the Phase 4 TKA trial in March 2017.

The following chart highlights the growth of quarterly EXPAREL revenue since its commercial launch in April 2012:

Quarterly EXPAREL Sales ($ in millions)

Factors to Consider:

  •
  CEO Compensation Increase in 2016 Was Due to Our CEO Not Receiving Any Equity Awards in 2015.

The increase in total compensation for Mr. Stack in 2016 when compared to 2015, as reflected in the Summary Compensation Table below, is solely due to the fact that Mr. Stack was not granted any equity awards in 2015. Due to regulatory and business uncertainties in 2015 the compensation committee

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awarded equity grants judiciously and did not grant Mr. Stack any equity awards. The compensation committee returned to annual equity grant practices in 2016.

CEO Total Compensation (2014-2016)

2016 CEO Compensation Components

  •
  Lower Annual Incentive Compensation in 2016

All of our continuing named executive officers received significantly lower annual incentive bonuses in 2016 as compared to 2015. The lower total annual bonus compensation reflects our 2016 performance as our compensation committee determined in its discretion to pay annual incentive bonuses at 80% of target amounts based on, among other factors, EXPAREL revenue, profitability measures, and previously disclosed manufacturing issues related to product stability measurement which impacted current inventory levels and capacity expansion timelines.

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 Named Executive Officer Compensation

  •
  Reasonable Compensation; Return to Annual Equity Grants.

The compensation committee targets total cash compensation for our executive officers at the 50th percentile of our peer group and equity award values at the 50th to 75th percentile. Our annual incentive bonus opportunity is contingent on our financial and business performance and the ultimate value of equity grants is dependent on our stock price, aligning the interests of our executives with those of our stockholders. After not granting equity awards to some of our executive officers in 2015, the compensation committee returned to an annual restricted stock unit and stock option grant to our executive officers in June 2016. In addition, the compensation committee reviewed the current equity award holdings of our employees and executive officers and determined many employees had a large amount of their prior stock option awards with exercise prices that were significantly below our stock price at the time, which largely eliminated their value as a retention tool. Therefore, given the compensation committee's view of the importance of equity awards as a motivation and retention tool and as a key in aligning employee and stockholder interests, in late 2016, the compensation committee made a special off-cycle stock option grant to employees and executive officers to re-incent and strengthen the retention value of our equity award program.

  •
  Successful Recruitment of Key Executive Officers.

During 2016, we successfully recruited several new executives, including Mr. Reinhardt, as Chief Financial Officer, and Mr. Weiland, as Chief Commercial Officer. These experienced executives further improved our executive officer ranks and positioned us for further growth and success. Both Messrs. Reinhardt and Weiland were induced to join us based on compensation offers and terms consistent with those of our other executive officers.

Corporate Governance Highlights

In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, the compensation committee has established the following policies and practices:

  •
  Independent Compensation Committee.  The compensation committee, comprised solely of independent directors, approves all compensation for our named executive officers.

  •
  Independent Compensation Consultant.  The compensation committee retains an independent compensation consultant that does not provide any services to management and

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  29

    that had no prior relationship with management prior to the engagement. The compensation committee engaged Radford as its independent compensation consultant, and the compensation committee determined that Radford has no conflicts of interest with our company.

  •
  Assessment of Compensation Risk.  The compensation committee assessed our compensation policies and programs and determined that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on our company.

  •
  Annual Say-on-Pay Vote.  We hold annual advisory say-on-pay votes to approve executive compensation and received the support of approximately 99% of the votes cast on such proposal in 2016.

  •
  No Excise Tax Gross-ups.  We do not provide our management with "excise tax gross-ups" in the event of a change of control.

  •
  Reasonable "Double Trigger" Change of Control Benefits.  We offer named executive officers a reasonable change of control severance package triggered upon a change of control followed by termination of the executive without cause or resignation for good reason.

  •
  No Enhanced Benefit Programs.  We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees.

  •
  Limited Perquisites.  Our management receives minimal perquisites, consisting primarily of group term life insurance premiums.

  •
  No Hedging or Pledging.  We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock to secure loans or other obligations.

  •
  No Option Repricings.  We are not permitted to reprice stock options without stockholder approval.

  •
  No Evergreen Provisions.  Our equity compensation plans do not contain any "evergreen" provisions to increase shares available for issuance as equity awards. Any increase in available shares for equity awards must be approved by stockholders.

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EXECUTIVE COMPENSATION OBJECTIVES AND PROCESSES

Objectives

Our primary objective with respect to executive compensation is to attract, retain and motivate superior executive talent with the skills and experience to successfully execute our business strategy. Our executive compensation program is designed to:

  •
  Provide competitive incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value;

  •
  Align the interests of our executives with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value;

  •
  Provide long-term incentives that promote executive retention; and

  •
  Align our executives with the long-term strategic goals and objectives approved by our board of directors.

To achieve these objectives, our executive compensation program ties a significant portion of each named executive officer's overall compensation to key corporate financial goals and to individual goals. We have also historically provided a portion of our executive compensation in the form of equity awards that vest over time, which we believe helps to retain our executive officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance as reflected in the trading price of our common stock.

Processes and Peer Group

Our compensation committee makes all compensation decisions regarding our named executive officers. Our chief executive officer annually reviews the performance of each of our other executive officers other than himself, and, based on these reviews, makes recommendations to our compensation committee regarding salary adjustments, annual incentive bonus payments and equity incentive awards for such executive officers. The compensation committee believes it is valuable to consider the recommendations of our chief executive officer with respect to these matters because, given his knowledge of our operations and the day-to-day responsibilities of our executive officers, he is in a unique position to provide the compensation committee with perspective into the performance of our executive officers in light of our business at a given point in time. While the compensation committee considers Mr. Stack's reviews and recommendations, the compensation committee decides the compensation of our named executive officers and also considers, among other things, company and individual performance, peer group data and recommendations from Radford as further described below.

As part of the 2016 compensation process, our compensation committee reviewed certain peer group data provided by Radford. Our peer companies are selected from among publicly-traded pharmaceutical and biotechnology companies based in the U.S. and then further refined to more closely align with Pacira based on revenue, market capitalization, and employee headcount. The compensation committee also takes into consideration the company's stage of development, net income, and other key financial metrics. The compensation committee believes that the companies selected to our peer groups are broadly comparable to us, and represent our labor market for talent for key leadership positions at the time compensation decisions are made. Our compensation committee regularly reviews our peer group with Radford to determine if adjustments are necessary to ensure that it continues to be relevant or if additional peer companies or groups are necessary to provide appropriate information on market practices and compensation levels.

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Our peer group for 2016 compensation purposes was:

Acorda Therapeutics, Inc.	Halozyme Therapeutics, Inc.	MannKind Corporation
Alkermes plc	ImmunoGen, Inc.	Medivation, Inc.
Alnylam Pharmaceuticals, Inc.	Insys Therapeutics, Inc.	Momenta Pharmaceuticals, Inc.
AMAg Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.	Nektar Therapeutics
ARIAD Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	Seattle Genetics, Inc.
Depomed, Inc.	Jazz Pharmaceuticals plc	The Medicines Company
Dyax Corp.		United Therapeutics Corporation

The compensation committee, based on analysis and recommendations from Radford, refined our peer group for 2016 due primarily to our continued increases in revenue and headcount and change in market capitalization, with the goal to design the peer group to align us with the midrange of the peer group with respect to revenue, market capitalization and employee headcount. The following summarizes the changes that were made to our peer group used for 2016:

  •
  BioMarin Pharmaceuticals, Inc. and Incyte Corporation were removed from our peer group due to their high market capitalization as compared to our company; and.

  •
  Cubist Pharmaceticals, Inc, NPS Pharmaceuticals, Inc. and Pharmacyclics, Inc. were each removed from our peer group due to being acquired.

  •
  AMAG Pharmaceuticals, Depomed, Inc,, Dyax Corp., Halozyme Therapeutics, Inc., Insys Therapeutics, Inc. and Momenta Pharmaceuticals, Inc. were added to our peer group as their revenue, market capitalization and headcount were more comparable to our company.

The compensation committee believes that the resulting peer group companies are broadly comparable to us, and represent our labor market for talent for key leadership positions. As of December 31, 2016, our market capitalization was at approximately the 37th percentile of this peer group, and our annual revenue was at approximately the 50th percentile of this peer group.

The compensation committee took the results of Radford's comparative analyses of our peer groups, as well as the considerations provided by Radford with respect to components and levels of compensation for our executive officers, under advisement in determining competitive market practice in our industry. The compensation committee considered the assessment of peer group market compensation, historical compensation levels, subjective assessments of individual performance and worth and other subjective factors in establishing and approving the various elements of our executive compensation program for 2016. As discussed below, the compensation committee sought to better align 2016 compensation of our named executive officers towards the 50th percentile of total cash compensation and the 50th to 75th percentile of equity compensation of our applicable peer group.

Say-on-Pay

At our annual meeting of stockholders in June 2016, we held an advisory stockholder vote to approve the compensation of our named executive officers, which we refer to as say-on-pay. The compensation of our named executive officers reported in our 2016 proxy statement was approved by approximately 99% of the votes cast at the 2016 annual meeting. Our Compensation Committee believes this affirms our stockholders' support of our approach to executive compensation. The compensation committee has considered and will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

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Elements of Our Executive Compensation Program

The primary elements of our executive compensation program are:

  •
  base salaries;
  •
  annual incentive bonuses;
  •
  equity incentive awards; and
  •
  limited perquisites and other employee benefits.

        Base Salaries — We use competitive base salaries to attract and retain qualified candidates to help us achieve our growth and performance goals. Base salaries are intended to recognize a named executive officer's immediate contribution to our organization, as well as his or her experience, knowledge and responsibilities.

Our compensation committee annually evaluates adjustments to executive officer base salary levels based on factors determined to be relevant, including:

  •
  recommendations from our chief executive officer (for named executive officers other than himself);
  •
  the executive officer's skills and experience;
  •
  the particular importance of the executive officer's position to us;
  •
  the executive officer's individual performance;
  •
  the executive officer's growth in his or her position; and
  •
  the results of Radford's comparative assessment regarding base salaries for comparable positions at peer companies.

After considering the above factors and for merit and retention purposes, in late 2015, our compensation committee approved increases to the 2016 base salary of each of our named executive officers who were employed at that time to continue to move their salaries closer to market competitive levels for each position, targeted toward the 50th percentile of our applicable peer group. This led to a relatively modest increase for Messrs. Stack and Scibetta and a more substantial increase for Mr. Braunstein and Ms. Williams due to their 2015 salaries being significantly below median peer levels. Overall, the base salary increases brought the salaries of our named executive officers closer to approximately the 50th percentile of our peer group.

The 2016 base salaries of our named executive officers are below:

Named Executive Officer	2016 Base Salary	Increase Over 2015 Base Salary
David Stack	$762,200	3.0%
James Scibetta	$495,000	4.2%
Charles A. Reinhart, III	$400,000	N/A
Scott Braunstein	$420,000	6.3%
Robert Weiland	$380,000	N/A
Kristen Williams	$420,000	20.0%

        Annual Incentive Bonuses — The compensation committee believes that annual incentive bonuses that are awarded to our named executive officers for meeting or exceeding company performance goals and individual achievement goals provide our officers additional incentive to outperform our peer companies, increase stockholder value and ensure that we attract and retain talented named executive officers. Each year, the compensation committee establishes a target annual incentive award for each named executive officer expressed as a percentage of the executive's base

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  33

salary, based on results of Radford's comparative assessment regarding annual incentive award targets for comparable positions at peer companies, the estimated contribution and responsibility of the individual named executive officer and market practices. Consistent with the compensation committee's philosophy to target total cash compensation for our named executive officers at the 50th percentile of our applicable peer group, target annual incentive awards as a percentage of base salary remained the same as 2015 for each named executive officer who was employed by us in 2015.

For 2016, the targets for our named executive officers and actual payouts were as follows:

Named Executive Officer	2016 Annual Incentive Target (as a percentage of Base Salary)	Actual 2016 Annual Incentive Payment (as a percentage of Base Salary)
David Stack	65%	52%
James Scibetta	50%	40%
Charles A. Reinhart, III	40%	21%*
Scott Braunstein	40%	32%
Robert Weiland	40%	23%*
Kristen Williams	40%	32%

* The annual incentive bonuses for Mr. Reinhart and Mr. Weiland were pro-rated based on their partial year of service with our company in 2016.

Our compensation committee assesses the achievement of corporate and individual goals and performance at the end of each fiscal year, together with the results of a comparative review conducted by Radford, to determine, on a discretionary basis, the appropriate bonus for each named executive officer. The compensation committee also has the authority to award discretionary cash bonuses to our executive officers in the event of extraordinary short-term efforts and achievements by our executive officers.

In 2016, our compensation committee exercised its discretion to award annual incentive bonuses to our named executive officers at 80% of the target amount, as shown above. Although we did not achieve all of our 2016 financial performance goals, including with respect to 2016 EXPAREL revenue growth, the compensation committee approved the annual incentive bonuses at 80% of target amounts based on, among other factors, EXPAREL revenue, profitability measures, and previously disclosed manufacturing issues related to product stability measurement which impacted current inventory levels and capacity expansion timelines. Additional factors considered by the compensation committee in determining the 2016 annual incentive bonuses included, among others:

  •
  EXPAREL sales growth of 11% in 2016;
  •
  Successful launch of EXPAREL for oral surgery in the third quarter of 2016;
  •
  Successful launch and execution of clinician and patient-directed public relations campaign addressing the opioid epidemic and EXPAREL as an alternative;
  •
  Initiation and successful completion of various EXPAREL clinical trials;
  •
  EXPAREL manufacturing expansion, including manufacture of 1 million vials at our Science Center Campus in San Diego, California; and
  •
  Achievement of operating expense targets.

        Equity Incentive Awards — We believe that our long-term performance is enhanced through equity awards to our named executive officers. Equity awards reward our named executive officers for maximizing stockholder value over time and align the interests of our executives with those of our stockholders. All equity incentive awards granted to our named executive officers are approved by our compensation committee. Equity incentive awards to our executive officers have been made primarily in

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  34

the form of stock options with exercise prices equal to the closing market price of our common stock on the date of grant and restricted stock units. We believe that equity incentive awards:

  •
  provide our named executive officers with a strong link to our long-term performance by enhancing their accountability for long-term decision making;
  •
  create an ownership culture by aligning the interests of our named executive officers with the creation of value for our stockholders; and
  •
  further our goal of executive retention.

In 2015, the compensation committee granted limited equity awards to certain of our named executive officers and did not grant any awards to Mr. Stack. In 2016, Messrs. Reinhart and Weiland were granted sign-on stock option awards for inducement, motivation and retention purposes. Our other executive officers were granted awards in the form of stock options and restricted stock units in June 2016 with values targeted towards the 50th to 75th percentile of our applicable peer group for the position.

The equity awards granted to our named executive officers in June 2016 (and upon commencement of employment for Messrs. Reinhart and Weiland) were as follows:

Named Executive Officer	Stock Options (#)	Restricted Stock Units (#)
David Stack	66,250	33,125
James Scibetta	32,500	16,250
Charles A. Reinhart, III	70,000	—
Scott Braunstein	17,500	8,750
Robert Weiland	50,000	—
Kristen Williams	17,500	8,750

In addition, in December 2016, our executive officers and employees were granted a special off-cycle stock option grant, which vests over four years. In considering this award, the compensation committee reviewed the current equity award holdings of our employees and executive officers and determined many employees had a large amount of their prior stock option awards with exercise prices that were significantly below our stock price at the time, which largely eliminated their value as a retention tool. Therefore, given the compensation committee's view of the importance of equity awards as a motivation and retention tool and as a key in aligning executive and stockholder interests, the compensation committee made a special stock option grant to enhance the retention value of equity awards for these key executive officers.

The stock option awards granted to our named executive officers in December 2016 were as follows:

Named Executive Officer	Stock Options (#)
David Stack	60,000
James Scibetta	20,000
Charles A. Reinhart, III	16,000
Scott Braunstein	20,000
Robert Weiland	16,000
Kristen Williams	20,000

The stock options for both the June 2016 and December 2016 grants have an exercise price equal to the closing price of our stock price on the grant date, and vest as to 25% of the option shares on the first anniversary of the grant date, with the remaining option shares vesting in equal quarterly installments over the subsequent three years. The restricted stock unit award vests for both grants in four equal annual installments beginning on the first anniversary of the grant date. The compensation committee believes

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  35

that the grants of these equity awards are an important tool to promote retention of our executives, while also incentivizing our named executive officers to create value for our stockholders.

        Other Employee Benefits — We maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, employee stock purchase plan, flexible spending accounts, medical and dental care plans, life insurance, short- and long-term disability policies, vacation and company holidays. Our named executive officers are eligible to participate in each of these programs on the same terms as non-executive employees.

        Severance and Change of Control Arrangements  — We have entered into employment agreements with each of our named executive officers. Each of these agreements provides the named executive officer with certain severance benefits in connection with certain terminations of the executive's employment both before and after a change of control. The compensation committee believes that reasonable severance and change of control protections for our named executive officers strengthens our competitive compensation package, providing us with a recruitment and retention benefit, aligns the interests of the named executive officers with those of the stockholders and ensures continued dedication to the Company in change of control situations that may result in personal uncertainties. See "Employment Agreements, Severance and Change of Control Arrangements" below.

        Clawback — As of the date of this proxy statement, we do not have a formal compensation recovery policy, often referred to as a "clawback" policy, aside from the clawback provisions for the chief executive officer and chief financial officer under the Sarbanes-Oxley Act of 2002, which provides that the CEO and the CFO must reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the twelve-month period following the preparation of an accounting restatement, as a result of misconduct. The compensation committee intends to adopt a formal clawback policy once the final rules relating to such policies are issued pursuant to the Dodd-Frank Act.

        Tax Considerations — Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid by a public company to its chief executive officer and to each other officer (other than its chief financial officer) whose compensation is required to be reported to stockholders by reason of being among the three other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We will periodically review the potential consequences of Section 162(m) on the various elements of our executive compensation program. However, our board of directors or compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions under Section 162(m).

Section 409A of the Code applies to plans, agreements and arrangements that provide for the deferral of compensation, and imposes penalty taxes on employees if those plans, agreements and arrangements do not comply with Section 409A. We have sought to structure our executive compensation arrangements to be exempt from, or comply with, Section 409A.

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Compensation Committee Report

The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the compensation committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PACIRA PHARMACEUTICALS, INC.
Paul Hastings, Chairperson Yvonne Greenstreet Mark Kronenfeld John Longenecker Andreas Wicki

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation earned for services rendered during fiscal years 2016, 2015, and 2014 for our chief executive officer, our chief financial officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of 2016. We refer to these individuals as our "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David Stack	2016	761,346	396,344	1,336,263	2,316,516	8,206	4,818,675
Chief Executive Officer	2015	734,487	481,000	—	—	2,772	1,218,259
	2014	593,201	425,000	—	6,385,926	2,772	7,406,899
James Scibetta(3)	2016	494,231	198,000	655,525	980,572	966	2,329,294
President and Former Chief	2015	409,091	237,500	—	1,091,868	966	1,739,425
Financial Officer	2014	367,708	165,000	—	2,980,099	966	3,513,773
Charles A. Reinhart, III(3)	2016	269,231	85,500	—	2,024,368	32,101	2,411,200
Chief Financial Officer
Scott Braunstein(4)	2016	419,039	134,400	352,975	680,476	966	1,587,856
Senior Vice President,	2015	182,308	75,000	—	2,502,769	630	2,760,707
Strategy and Corporate
Development
Robert Weiland(5)	2016	270,385	86,000	—	1,470,114	98,079	1,924,578
Chief Commercial Officer
Kristen Williams	2016	417,308	134,400	352,975	680,476	420	1,585,579
Chief Administrative Officer,	2015	349,104	200,000	595,725	592,089	630	1,737,548
General Counsel and	2014	294,337	120,000	—	1,702,913	420	2,117,670
Secretary

(1)
Amounts reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

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(2)
Amounts represent group term life insurance premiums paid-in full by us. In addition, amounts include $30,851 for Mr. Reinhart and $95,578 for Mr. Weiland related to commuting expenses and associated tax gross-ups.

(3)
Mr. Reinhart commenced service as our Chief Financial Officer in May 2016, and succeeded our former Chief Financial Officer, James Scibetta, who continued to serve as our President.

(4)
Dr. Braunstein commenced service as our Senior Vice President, Strategy and Corporate Development in July 2015.

(5)
Mr. Weiland commenced service as our Chief Commercial Officer in April 2016.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of our named executive officers regarding plan-based awards granted during fiscal year 2016.

Name	Type of Award(s)	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(1)
David Stack	Stock Option	6/15/2016	—	66,250	40.34	1,325,424
	Restricted Stock Units	6/15/2016	33,125	—	—	1,336,263
	Stock Option	12/7/2016	—	60,000	32.35	991,092
James Scibetta	Stock Option	6/15/2016	—	32,500	40.34	650,208
	Restricted Stock Units	6/15/2016	16,250	—	—	655,525
	Stock Option	12/7/2016	—	20,000	32.35	330,364
Charles A. Reinhart, III	Stock Option	5/3/2016	—	70,000	51.54	1,760,077
	Stock Option	12/7/2016	—	16,000	32.35	264,291
Scott Braunstein	Stock Option	6/15/2016	—	17,500	40.34	350,112
	Restricted Stock Units	6/15/2016	8,750	—	—	352,975
	Stock Option	12/7/2016	—	20,000	32.35	330,364
Robert Weiland	Stock Option	5/3/2016	—	40,000	51.54	1,005,758
	Stock Option	6/15/2016	—	10,000	40.34	200,064
	Stock Option	12/7/2016	—	16,000	32.35	264,291
Kristen Williams	Stock Option	6/15/2016	—	17,500	40.34	350,112
	Restricted Stock Units	6/15/2016	8,750	—	—	352,975
	Stock Option	12/7/2016	—	20,000	32.35	330,364

(1)
Amounts reflect the aggregate grant date fair value of grants computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to outstanding options held by our named executive officers at December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
David Stack		—		—	—	33,125	(3)	1,069,938
	—	60,000	(2)	32.35	12/7/2026	—		—
	—	66,250	(2)	40.34	6/15/2026	—		—
	93,750	56,250	(2)	81.00	6/3/2024	—		—
	9,804	—		10.81	6/5/2022	—		—
	340,196	—		10.81	6/5/2022	—		—
	72,856	—		5.49	12/29/2020	—		—
	30,610	—		5.49	12/29/2020	—		—
	40,695	—		1.61	9/2/2020	—		—
	170,960	—		1.61	9/2/2020	—		—
James Scibetta	—	—		—	—	16,250	(3)	524,875
	—	20,000	(2)	32.35	12/7/2026	—		—
	—	32.500	(2)	40.34	6/15/2026	—		—
	10,000	30,000	(2)	55.34	11/3/2025	—		—
	43,750	26,250	(2)	81.00	6/3/2024	—		—
	150,000	—		10.81	6/5/2022	—		—
	52,878	—		5.49	12/29/2020	—		—
	2,373	—		1.61	9/2/2020	—		—
Charles A. Reinhart, III	—	16,000	(2)	32.35	12/7/2026	—		—
	—	70,000	(2)	51.54	5/3/2026	—		—
Scott Braunstein	—	—		—	—	8,750	(3)	282,625
	—	20,000	(2)	32.35	12/7/2026	—		—
	—	17,500	(2)	40.34	6/15/2026	—		—
	23,439	51,561	(2)	67.11	7/13/2025	—		—
Robert Weiland	—	16,000	(2)	32.35	12/7/2026	—		—
	—	10,000	(2)	40.34	6/15/2026	—		—
	—	40,000	(2)	51.54	5/3/2026	—		—
Kristen Williams	—	—		—	—	8,750	(3)	282,625
	—	20,000	(2)	32.35	12/7/2026	—		—
	—	17,500	(2)	40.34	6/15/2026	—		—
	—	—		—	—	5,625	(3)	181,688
	5,627	9,373	(2)	79.43	6/3/2025	—		—
	25,000	15,000	(2)	81.00	6/3/2024	—		—
	9,376	624	(1)	25.37	3/5/2023	—		—
	11,979	—		10.81	6/5/2022	—		—
	5,937	—		10.52	3/2/2022	—		—
	3,125	—		9.25	10/19/2021	—		—

(1)
The stock options vest with respect to 25% of the shares on the first anniversary of the grant date, and vests with respect to the remaining shares in approximately equal successive monthly installments over 36 months thereafter, provided that the executive officer remains in continuous service with us as of each vesting date.

(2)
The stock options vest with respect to 25% of the shares on the first anniversary of the grant date, and vests with respect to the remaining shares in approximately equal successive quarterly installments over 36 months thereafter, provided that the executive officer remains in continuous service with us as of each vesting date.

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(3)
Represents restricted stock units that vest in four equal annual installments beginning on approximately the first anniversary of the grant date, provided that the executive officer remains in continuous service with us as of each vesting date.

(4)
Based on a price of $32.30 per share, which was the closing price of our common stock on the NASDAQ Global Select Market on December 30, 2016, the last day of trading in 2016.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for each of our named executive officers regarding stock options exercised and stock vested during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)
David Stack	100,000	4,517,255	—	—
James Scibetta	45,000	1,787,778	—	—
Charles A. Reinhart, III	—	—	—	—
Scott Braunstein	—	—	—	—
Robert Weiland	—	—	—	—
Kristen Williams	—	—	1,875	88,294

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EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreements

We entered into employment agreements with each of our named executive officers. The agreements with each of Mr. Stack, Mr. Scibetta, Mr. Reinhart, Dr. Braunstein, Mr. Weiland and Ms. Williams provide for "at will" employment which means we or the executive can terminate his or her employment at any time, with or without cause. Pursuant to the agreements, as amended, each of such named executive officers will be entitled to a base salary and certain benefits.

If our chief executive officer (i) is terminated for any reason other than for "cause," or (ii) terminates his employment for "good reason," then he will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of 12 months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

  •
  immediate vesting of the portion of his outstanding unvested options and any time-based restricted stock units that would have become vested during the 12-month period following the date of termination.

If, within 30 days prior to, or 12 months following, a "change of control," our chief executive officer (i) is terminated for any reason other than for "cause," or (ii) terminates his employment during the agreement term for "good reason," then he will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of 24 months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  in lieu of the Targeted Incentive Bonus (as defined in the employment agreement), a bonus payment in the amount of one hundred percent (100%) of his then-current base salary, payable in one lump sum after the effective date of the release required to be provided as a condition to receiving this payment;

  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

  •
  immediate vesting of all outstanding unvested options and any time-based restricted stock units previously granted to him.

If any of our named executive officers, other than our chief executive officer, (i) is terminated for any reason other than for "cause," or (ii) terminates his or her employment for "good reason," then such executive officer will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of nine months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  41

  •
  immediate vesting of the portion of such executive officer's outstanding unvested options and any time-based restricted stock units that would have become vested during the nine-month period following the date of termination.

If, within 30 days prior to, or 12 months following, a "change of control," any of our named executive officers, other than our chief executive officer, (i) is terminated for any reason other than for "cause," or (ii) terminates his or her employment during the agreement term for "good reason," then such executive officer will be entitled to:

  •
  earned and accrued base salary, bonus, vacation time and other benefits;

  •
  monthly salary continuation payments for a period of 12 months from the effective date of the release required to be provided as a condition to receiving these payments;

  •
  in lieu of the Targeted Incentive Bonus (as defined in the employment agreement), a bonus payment in the amount of a certain percentage of such executive officer's then-current base salary (30% for Mr. Scibetta, 25% for Ms. Williams, and 40% for each of Drs. Braunstein and Jones), payable in one lump sum after the effective date of the release required to be provided as a condition to receiving this payment;

  •
  health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage; and

  •
  immediate vesting of all outstanding unvested options and any time-based restricted stock units previously granted to such executive officer.

Our obligation to make the severance payments described above will be conditioned upon the executive officer's continued compliance with the non-competition and confidentiality obligations set forth in his or her employment agreement and the executive officer's execution of a general release of claims against us.

Under the employment agreements, "cause" generally means: (i) failure to substantially perform the duties owed to us after receiving written notice that sets forth in detail the specific respects in which our board of directors believes that the duties have not been substantially performed, and failure to correct the failure within 30 days after receiving a demand for substantial performance and opportunity to cure; (ii) fraud, misconduct, dishonesty, gross negligence or other acts either injurious to us or conducted with intentional disregard for our best interests; (iii) failure to follow reasonable and lawful instructions from our board of directors and failure to cure such failure after receiving 20 days advance written notice; (iv) material breach of the terms of the employment agreement or our employee proprietary information and inventions assignment agreement or any other similar agreement that may be in effect from time to time; or (v) conviction of, or pleading guilty or nolo contendere to, any misdemeanor involving dishonesty or moral turpitude or related to our business, or any felony.

Under the employment agreements, "good reason" generally means, without the executive officer's prior written consent: (i) any material reduction of the executive officer's then effective base salary that is not in accordance with his employment agreement or related to a cross-executive team salary reduction; (ii) any material breach by us of the executive officer's employment agreement; or (iii) a material reduction in the executive officer's responsibilities or duties, not including a mere reassignment following a change of control to a position that is substantially similar to the position held prior to the change of control; provided, however, that no such event or condition shall constitute good reason unless (x) the executive officer gives us a written notice of termination for good reason not more than 90 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by us within 30 days of our receipt of such notice and (z) the termination date occurs within one (1) year following our receipt of such notice.

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Under the employment agreements, a "change of control" means (i) a merger or consolidation of either us or our subsidiary, Pacira Pharmaceuticals, Inc., a California corporation ("PPI-California") into another entity in which the stockholders of us or PPI-California (as applicable) do not control 50% or more of the total voting power of the surviving entity (other than a reincorporation merger); (ii) the sale, transfer or other disposition of all or substantially all of our assets in a liquidation or dissolution; or (iii) the sale or transfer of more than 50% of our outstanding voting stock. In the case of each of the foregoing clauses (i), (ii) and (iii), a change of control as a result of a financing transaction entered into by us or PPI-California shall not constitute a change of control for purposes of these agreements.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL

Below is a summary of the potential payments that each of our named executive officers would have received upon the occurrence of the termination events specified below, assuming that each triggering event occurred on December 31, 2016.

Involuntary Termination without Cause or Resignation for Good Reason

Name	Severance ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(1)	Total ($)
David Stack	$762,200	$14,158	$267,508	$1,043,866
James Scibetta	371,250	20,217	131,234	522,701
Charles A. Reinhart, III	315,000	—	—	315,000
Scott Braunstein	315,000	—	70,672	385,672
Robert Weiland	285,000	20,217	—	305,217
Kristen Williams	315,000	20,217	135,559	470,776

(1)
Amounts based on the fair market value of our common stock of $32.30 per share, which was the closing price of our common stock on December 30, 2016, the last day of trading in 2016, as reported on the NASDAQ Global Select Market.

Involuntary Termination without Cause or Resignation for Good Reason in connection with a Change of Control

Name	Severance ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(1)	Total ($)
David Stack	$2,286,600	$14,158	$1,069,937	$3,370,695
James Scibetta	742,500	20,217	524,875	1,287,592
Charles A. Reinhart, III	588,000	—	—	588,000
Scott Braunstein	588,000	—	282,625	870,625
Robert Weiland	532,000	20,217	—	552,217
Kristen Williams	588,000	20,217	468,636	1,076,853

(1)
Amounts based on the fair market value of our common stock of $32.30 per share, which was the closing price of our common stock on December 30, 2016, the last day of trading in 2016, as reported on the NASDAQ Global Select Market.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2016, concerning shares of our common stock authorized for issuance under our equity compensation plans. We have two equity

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compensation plans under which shares are currently authorized for issuance, our Amended and Restated 2011 Stock Incentive Plan (the "2011 Plan") and our 2014 Employee Stock Purchase Plan (the "2014 ESPP"). We also maintain our 2007 Stock Incentive Plan ("2007 Plan"), however, no additional awards may be issued under the 2007 Plan. The 2007 Plan, the 2011 Plan and the 2014 ESPP were approved by stockholders. In April 2014, our board of directors adopted (without stockholder approval) the 2014 Inducement Plan, which authorized 175,000 shares of common stock to be granted as equity awards to new employees.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1) (c)
Equity compensation plans approved by stockholders	5,147,163	$41.90	3,428,364
Equity compensation plans not approved by stockholders	60,580	$64.21	108,374

Total equity compensation plans	5,207,743	$42.16	3,536,738

(1)
Awards issuable under our 2011 Plan include common stock, stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, Operating Partnership units and other incentive awards.

(2)
Does not include 364,403 unvested shares outstanding as of December 31, 2016 in the form of restricted stock units under our 2011 Plan, which do not require the payment of any consideration by the recipients.

PACIRA PHARMACEUTICALS, INC.   |  2017 PROXY STATEMENT   |  44

PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "say on pay" proposal, gives stockholders the opportunity to approve or reject our executive pay program through the following resolution:

    "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Pacira Pharmaceuticals, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion in the Company's 2017 proxy statement."

We conduct the say on pay advisory vote annually, with the next vote following this year's vote occurring at the 2018 Annual Meeting of Stockholders. The say on pay vote is advisory and therefore will not be binding on the compensation committee, the board of directors or the Company. However, the compensation committee and board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Please read the "Executive Compensation" section of this proxy statement before determining how to vote on this proposal. As discussed in more detail in that section, the primary objectives of our executive compensation program are to increase stockholder value by attracting and retaining talented executives, rewarding performance that meets or exceeds our established goals, and aligning the interests of our executives with those of our stockholders. Our compensation committee, which was advised by an independent compensation consultant, aims to reward our named executive officers for performance. Performance highlights for 2016 include:

  •
  Total revenues increased $27.4 million, or 11%, in the year ended December 31, 2016, as compared to 2015, primarily driven by EXPAREL product sales of $265.8 million.

  •
  In September 2016, we launched EXPAREL to the oral and maxillofacial market by introducing a 133mg dose contained in a 10mL vial for use in patients undergoing third molar (wisdom teeth) extractions. We believe the 133mg dose will also find adoption among plastic surgeons. We introduced these 10mL vials in a 10-pack and a 4-pack so that oral surgeons and doctors at smaller surgical centers will have easier access to provide EXPAREL to their patients.

  •
  In June 2016, we enrolled the first patients in both of our EXPAREL Phase 3 trials for upper and lower extremity nerve blocks, specifically a femoral nerve block for patients undergoing TKA, and a brachial plexus nerve block for patients undergoing either total shoulder arthroplasty or rotator cuff repair procedures.

  •
  In January 2017, we announced a collaboration with DePuy Synthes, part of the Johnson & Johnson family of Companies, to support promotion, education and training of EXPAREL in orthopedics.

  •
  We announced positive topline results of our Phase 4 TKA trial in March 2017.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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RELATED PERSON TRANSACTIONS

The following is a description of transactions entered into, or in effect, after January 1, 2016 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties.

Aratana Therapeutics, Inc.

In December 2012, we entered into an Exclusive License, Development and Commercialization Agreement and related Supply Agreement with Aratana Therapeutics, Inc. ("Aratana"). Laura Brege, one of our directors, is a director of Aratana. Pursuant to this agreement, in June 2016, we received a $1.0 million milestone payment from Aratana on its filing of an FDA Administrative New Animal Drug Application (the "ANADA"), and in August 2016, we received a $1.0 million milestone payment related to the FDA's approval of the ANADA. We are eligible to receive up to an additional aggregate $40.0 million upon the achievement of certain other commercial milestones.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our board of directors has adopted a written related person transaction policy which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.

Any related person transaction proposed to be entered into by us is required to be reported to our chief financial officer and will be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction, whenever practicable. If our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee, or at the next meeting following the date that the related person transaction comes to the attention of our chief financial officer. Our chief financial officer, however, may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.

In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

Transactions involving compensation of executive officers will be reviewed and approved by the compensation committee in the manner specified in the charter of the compensation committee.

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A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in our related person transaction policy after full disclosure of the related person's interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

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  the approximate dollar value of the amount involved in the related person transaction;

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  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

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  whether the transaction was undertaken in the ordinary course of business;

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  whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the transaction; and

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  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to stockholders in light of the circumstances of the particular transaction.

The audit committee reviews all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction. All transactions disclosed above were reviewed and approved by the audit committee in accordance with our related person transaction policy.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Certificate of Incorporation and Bylaws, provide that we indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, regarding the beneficial ownership of our common stock as of March 31, 2017 (except where otherwise noted), by:

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  each of our directors;
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  each of our named executive officers;
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  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and
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  all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days of March 31, 2017. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations for beneficial ownership are based on 40,023,258 outstanding shares of our common stock at the close of business on March 31, 2017. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Pacira Pharmaceuticals, Inc., 5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2017 to be outstanding. We did not

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deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	3,216,888	8.0%
The Vanguard Group(2)	2,747,239	6.9%
T. Rowe Price Associates, Inc.(3)	2,579,501	6.4%
Directors:
David Stack(4)	803,795	2.0%
Laura Brege(5)	32,000	*
Yvonne Greenstreet(6)	29,000	*
Paul Hastings(7)	23,717	*
Mark Kronenfeld(8)	29,950	*
John Longenecker(9)	34,036	*
Gary Pace(10)	168,428	*
Andreas Wicki(11)	1,100,100	2.7%
Dennis Winger(12)	31,645	*
Named Executive Officers:
James Scibetta(13)	259,210	*
Charles A. Reinhart, III(14)	17,500	*
Scott Braunstein(15)	34,815	*
Robert Weiland(16)	10,364	*
Kristen Williams(17)	66,381	*
All directors and executive officers as a group (15 persons)(18)	2,657,771	6.6%

(1)
This information is derived exclusively from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2017 reporting on beneficial ownership as of December 31, 2016. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
This information is derived exclusively from a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2017 reporting on beneficial ownership as of December 31, 2016. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)
This information is derived exclusively from a Schedule 13G/A filed by T. Rowe Price Associates, Inc. with the SEC on February 7, 2017 reporting on beneficial ownership as of December 31, 2016. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
Includes (i) 18,596 shares of common stock held indirectly by Stack Schroon Mohawk FLP, (ii) 1,208 shares of common stock held indirectly by LCK Investment LLC, and (iv) 753,246 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017. Mr. Stack is the general partner of Stack Schroon Mohawk FLP and is the owner of LCK Investment LLC.

(5)
Includes 31,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(6)
Includes 27,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(7)
Includes 22,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(8)
Includes 27,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

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(9)
Includes 31,736 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(10)
Includes 147,736 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(11)
Consists of 1,100,100 shares of common stock held by HBM Healthcare Investments AG (formerly HBM BioVentures AG) ("HBM"). The board of directors of HBM has sole voting and investment power with respect to the shares held by such entity and acts by majority vote. The board of directors of HBM is comprised of Richard Coles, Sophia Harris, Jean-Marc Lesieur, Dr. Andreas Wicki and John Urquhart, none of whom has individual voting or investment power with respect to such shares.

(12)
Includes 27,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(13)
Includes 248,376 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(14)
Represents 17,500 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(15)
Includes 32,815 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(16)
Includes 10,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(17)
Includes 65,106 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

(18)
Includes 1,455,515 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 31, 2017.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, executive officers, and persons holding more than 10 percent of our common stock must report their initial ownership of the common stock and any changes in that ownership in reports that must be filed with the SEC. Copies of these reports also must be furnished to us. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due.

Based solely on an examination of these reports and on written representations provided to us, all directors, executive officers, and 10 percent owners timely filed all reports regarding transactions in our securities required to be filed for 2016 by Section 16(a) under the Exchange Act, except for one Form 4 for Paul Hastings filed on February 22, 2016 related to the exercise and sale of stock options.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders, and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Pacira Pharmaceuticals, Inc., 5 Sylvan Way, Suite 300, Parsippany NJ, 07054 Attention: Secretary, telephone: (973) 254-3560. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2018 proxy statement must submit the proposal so that it is received by us no later than December 22, 2017, unless the date of our 2018 Annual Meeting of Stockholders is more than 30 days before or after June 13, 2018, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Pacira Pharmaceuticals, Inc., 5 Sylvan Way, Suite 300, Parsippany NJ, 07054 Attention: Secretary.

For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form for matters to be brought before an annual stockholders meeting be received by the Secretary of the Company not less than 90 days or more than 120 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2018 Annual Meeting of Stockholders must be received by us between February 13, 2018 and March 15, 2018. If the date of our 2018 Annual Meeting of Stockholders is advanced more than 20 days before, or delayed more than 60 days beyond June 13, 2018, proper notice of stockholders proposals must be received as provided for in our Bylaws.

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OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors,
/s/ Kristen Williams Kristen Williams Chief Administrative Officer, General Counsel and Secretary

April 21, 2017

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PACIRA PHARMACEUTICALS, INC. 5 SYLVAN WAY, SUITE 300 PARSIPPANY, NJ 07054 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Yvonne Greenstreet 02 Gary Pace 03 David Stack The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. 3. Advisory vote to approve the compensation of our named executive officers. For 0 0 Against 0 0 Abstain 0 0 NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000335542_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com PACIRA PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 13, 2017 2:00 PM Eastern Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David Stack and Charles A. Reinhart, III, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACIRA PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 2:00 PM, Eastern Daylight Time, on June 13, 2017, at at our principal offices located at 5 Sylvan Way, Suite 300, Parsippany, New York 07054, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000335542_2 R1.0.1.15